Exhibit 99.1

FS Bancorp, Inc. Reports Net Income for the First Quarter of $5.2 Million or $1.15 Per Diluted Share and Twenty-Fifth Consecutive Quarterly Dividend

MOUNTLAKE TERRACE, WA – April 25, 2019 – FS Bancorp, Inc. (NASDAQ:FSBW) (the “Company”), the holding company for 1st Security Bank of Washington (the “Bank”) today reported 2019  first quarter net income of  $5.2 million, or $1.15 per diluted share, compared to $4.3 million, or $1.15 per diluted share for the same period last year.

 “We were honored to ring the NASDAQ opening bell on April 15th in recognition of our successful Anchor Bank acquisition,” stated CEO Joe Adams.  “We are also pleased to announce that our Board of Directors has approved our twenty-fifth consecutive quarterly cash dividend of $0.15 per share.”  The dividend will be paid on May 23, 2019, to shareholders of record as of May 9, 2019.

CFO Matthew Mullet noted, “We repurchased 5,436 shares during the quarter at an average price of $47.30 per share in accordance with our January 2019 Share Repurchase Plan previously approved by the Board of Directors.”

2019 First  Quarter Highlights

•

Net income was $5.2 million for the first quarter of 2019,  compared to  $11.7 million in the previous quarter which included a  $7.4 million bargain purchase gain from the acquisition of Anchor Bancorp (“Anchor Acquisition”), and $4.3 million for the comparable quarter one year ago;

•

Net income for the first quarter adjusted for $374,000 of acquisition related costs, $131,000 of core deposit intangible (“CDI”) amortization and $321,000 of net accretion/amortization on loans, certificates of deposit (“CDs”) and borrowings (adjusted at a 21% tax rate) would have been $5.3 million, or $1.18 per diluted share (See “Non-GAAP Financial Measures”);

•	Total assets increased to $1.63 billion at March 31, 2019, compared to $1.62 billion at December 31, 2018, and $1.04 billion one year ago;
•

Total gross loans decreased $29.2 million, or 2.2% during the quarter, primarily due to construction and construction warehouse loan payoffs, to $1.30 billion at March  31, 2019, compared to $1.33 billion at December  31, 2018, and increased $479.4 million, or 58.6%, from $817.7 million at March  31, 2018,  relating to the loans acquired from the Anchor Acquisition of $311.6 million at March 31, 2019;

•

Deposits increased $47.3 million, or 3.7%, during the quarter to $1.32 billion at March 31, 2019, compared to $1.27 billion at December 31, 2018, and increased $464.1 million, or 54.1%, from $857.5 million at March 31, 2018,  mainly due to the deposits acquired from the Anchor Acquisition of $343.6 million at March 31, 2019; and

•	Capital levels at the Bank were 14.7% for total risk-based capital and 11.0% for Tier 1 leverage capital at March 31, 2019, compared to 13.5% and 10.7% at December 31, 2018, respectively.

Balance Sheet and Credit Quality

Total assets increased $4.5 million, or 0.3%, to $1.63 billion at March  31, 2019, compared to $1.62 billion at December 31, 2018, and increased $582.5 million, or 55.8%, from $1.04 billion at March  31, 2018.  The quarter

FS Bancorp Q1 Earnings
April 25, 2019

over linked quarter increase in total assets included increases in total cash and cash equivalents of $30.3 million, operating lease right-of-use asset of $4.8 million, other assets of $2.7 million, and securities available-for-sale of $2.6 million, partially offset by a decrease in loans receivable, net of $28.6 million, loans held for sale (“HFS”) of $5.6 million, and Federal Home Loan Bank (“FHLB”) stock of $1.7 million.  The year over year increase was primarily due to the $474.9 million of assets acquired in the Anchor Acquisition,  with the remaining growth partially funded by organic growth in deposits.

LOAN PORTFOLIO
(Dollars in thousands)	March 31, 2019		December 31, 2018		March 31, 2018
	Amount	Percent	Amount	Percent	Amount	Percent
REAL ESTATE LOANS
Commercial	$208,607	16.1%	$204,699	15.4%	$61,956	7.6%
Construction and development	219,229	16.9	247,306	18.7	143,611	17.5
Home equity	40,714	3.1	40,258	3.0	23,563	2.9
One-to-four-family (excludes HFS)	261,868	20.2	249,397	18.8	165,030	20.2
Multi-family	102,997	8.0	104,663	7.9	52,431	6.4
Total real estate loans	833,415	64.3	846,323	63.8	446,591	54.6

CONSUMER LOANS
Indirect home improvement	174,792	13.5	167,793	12.7	136,946	16.8
Solar	44,494	3.4	44,433	3.3	41,581	5.1
Marine	59,884	4.6	57,822	4.4	38,451	4.7
Other consumer	5,246	0.4	5,425	0.4	1,951	0.2
Total consumer loans	284,416	21.9	275,473	20.8	218,929	26.8

COMMERCIAL BUSINESS LOANS
Commercial and industrial	137,325	10.6	138,686	10.4	104,612	12.8
Warehouse lending	41,914	3.2	65,756	5.0	47,563	5.8
Total commercial business loans	179,239	13.8	204,442	15.4	152,175	18.6
Total loans receivable, gross	1,297,070	100.0%	1,326,238	100.0%	817,695	100.0%

Allowance for loan losses	(11,845)		(12,349)		(11,140)
Deferred costs and fees, net	(2,710)		(2,907)		(2,760)
Premiums on purchased loans	1,408		1,537		1,837
Total loans receivable, net	$1,283,923		$1,312,519		$805,632

Loans receivable, net decreased $28.6 million to $1.28 billion at March  31, 2019, from $1.31 billion at December  31, 2018, and increased $478.3 million from $805.6 million at March  31, 2018.  The quarter over linked quarter decrease in real estate loans was  $12.9 million, including decreases in construction and development of $28.1 million and multi-family of $1.7 million, partially offset by increases in the one-to-four-family portfolio of $12.5 million,  commercial of $3.9 million, and home equity of $456,000.  Commercial business loans decreased $25.2 million, primarily due to a decrease in construction warehouse lending of $21.7 million, as well as a decrease in commercial and industrial loans of $1.4 million.  Consumer loans increased $8.9 million, primarily due to an increase of  $7.0 million in indirect home improvement loans and $2.1 million in marine loans. The year over year increase was primarily due to the loans acquired in the Anchor Acquisition, along with organic loan growth.

FS Bancorp Q1 Earnings
April 25, 2019

One-to-four-family loans originated through the home lending segment which includes loans HFS, loans held for investment, fixed seconds, and loans brokered to other institutions was $143.7 million during the quarter ended March 31, 2019, a decrease of  $11.8 million, or 7.6%, compared to $155.5 million for the preceding quarter, and decreased 15.6% from $170.2 million, for the comparable quarter one year ago. During the quarter ended March 31, 2019, the Company sold $130.9 million of one-to-four-family loans, compared to sales of $147.1 million during the previous quarter, and sales of $155.0 million during the same quarter one year ago.

Originations of one-to-four-family loans to purchase and to refinance a home for the three months ended March 31, 2019 and 2018 were as follows:

(Dollars in thousands)	For the Three Months Ended		For the Three Months Ended		Year	Year
	March 31, 2019		March 31, 2018		over Year	over Year
	Amount	Percent	Amount	Percent	$ Change	% Change
Purchase	$105,518	73.4%	$117,982	69.3%	$(12,464)	(10.6)%
Refinance	38,155	26.6	52,205	30.7	(14,050)	(26.9)%
Total	$143,673	100.0%	$170,187	100.0%	$(26,514)	(15.6)%

The allowance for loan losses (“ALLL”) at March 31, 2019 decreased to $11.8 million, or 0.9% of gross loans receivable, excluding loans HFS, compared to $12.3 million, or 0.9% of gross loans receivable, excluding loans HFS at December  31, 2018, and $11.1 million, or 1.4% of gross loans receivable, excluding loans HFS, at March  31, 2018.  The linked quarter decrease in ALLL was primarily due to a $1.2 million charge-off of a commercial line of credit, partially offset by the $750,000 provision for loan losses.  Non-performing loans, consisting solely of non-accruing loans, decreased to $3.0 million at March  31, 2019,  from $4.2 million at December 31, 2018, primarily from the $1.2 million charge-off mentioned above, and increased from $720,000 at March  31, 2018, due to the Anchor Acquisition.  Substandard loans decreased  $1.2 million for the same reason to $7.1 million at March  31, 2019, compared to $8.3 million at December 31, 2018, and were $6.0 million at March 31, 2018.  There were two other real estate owned (“OREO”) properties totaling $167,000 at March 31, 2019 and $689,000 at December  31, 2018, compared to no OREO at March 31, 2018.

The allowance does not include the recorded discount on loans acquired in the Anchor Acquisition of $4.5 million on $313.7 million of gross loans at March 31, 2019.

Total deposits increased to  $1.32 billion at March  31, 2019, compared to $1.27 billion at December  31, 2018, and $857.5 million at March  31, 2018.  Relationship-based transactional deposits (noninterest-bearing checking, interest-bearing checking, and escrow accounts) increased $41.4 million, from December  31, 2018, primarily due to the $30.3 million increase in interest-bearing checking, and increased $106.7 million, from March  31, 2018.  Money market and savings accounts decreased $11.3 million from December  31, 2018, and increased $102.1 million from March  31, 2018.  Time deposits increased $17.3 million, from December  31, 2018, and increased $255.2 million, from March  31, 2018.  Year over year increases were primarily due to the deposits assumed in the Anchor Acquisition.

FS Bancorp Q1 Earnings
April 25, 2019

At March  31, 2019, non-retail CDs which include brokered CDs, online CDs,  public deposits CDs,  and public funds CDs increased $3.4 million to $130.9 million, compared to $127.5 million at December  31, 2018, primarily due an increase in brokered CDs of $13.0 million, partially offset by a decrease of $9.6 million due to  a public deposit CD assumed in the Anchor Acquisition maturing during the quarter. The year over year increase in non-retail CDs of $46.7 million from $84.2 million at March 31, 2018, primarily reflects a $52.2 million increase in brokered CDs, partially offset by a decrease of $5.8 million in online CDs.   Management remains focused on increasing our lower cost relationship-based deposits to fund long-term asset growth.

DEPOSIT BREAKDOWN
(Dollars in thousands)
	March 31, 2019		December 31, 2018		March 31, 2018
	Amount	Percent	Amount	Percent	Amount	Percent
Noninterest-bearing checking	$228,067	17.3%	$221,107	17.3%	$177,251	20.7%
Interest-bearing checking	181,402	13.7	151,103	11.9	130,002	15.2
Savings	122,940	9.3	122,344	9.6	76,843	9.0
Money market	270,718	20.5	282,595	22.2	214,676	25.0
Certificates of deposit less than $100,000	261,664	19.8	243,193	19.1	129,778	15.1
Certificates of deposit of $100,000 through $250,000	160,899	12.2	154,095	12.1	73,934	8.6
Certificates of deposit of $250,000 and over	78,342	5.9	86,357	6.8	41,944	4.9
Escrow accounts related to mortgages serviced	17,518	1.3	13,425	1.0	13,050	1.5
Total	$1,321,550	100.0%	$1,274,219	100.0%	$857,478	100.0%

At March  31, 2019, borrowings decreased  $50.3 million, or 36.7%, to $86.8 million, from $137.1 million at December 31, 2018, and increased $47.3 million from $39.5 million at March  31, 2018.    The decrease in borrowings during the current quarter was primarily related to an $83.2 million pay down of FHLB Fed Funds using funds from deposit growth, partially offset by a $32.8 million increase in term FHLB advances. The year over year increase was primarily due to an increase in FHLB overnight borrowings.

Total stockholders’ equity increased $5.9 million, to $186.0 million at March  31, 2019, from $180.0 million at December 31, 2018, and increased $60.5 million, from $125.4 million at March  31, 2018.  The increase in stockholders’ equity during the current quarter from December 31, 2018 was primarily due to net income of $5.2 million, and a decrease in accumulated other comprehensive loss, net of tax of $1.0 million,  partially offset by common stock repurchases of $257,000.  The Company repurchased 5,436 of its common stock during the quarter ended March 31, 2019, at an average price of $47.30 per share.  At March 31, 2019, 219,564 shares remained available for repurchase as authorized pursuant to our January 2019 Share Repurchase Plan.    Book value per common share was $42.48 at March  31, 2019, compared to $41.19 at December  31, 2018, and $35.21 at March  31, 2018.

The Bank is well capitalized under the minimum capital requirements established by the FDIC with a total risk-based capital ratio of 14.7%, a Tier 1 leverage capital ratio of 11.0%, and a common equity Tier 1 (“CET1”) capital ratio of 13.8% at March  31, 2019.  At December  31, 2018, the total risk-based capital ratio was 13.5%, the Tier 1 leverage capital ratio was 10.7%, and the CET1 capital ratio was 12.6%.

FS Bancorp Q1 Earnings
April 25, 2019

The Company exceeded all regulatory capital requirements with a total risk-based capital ratio of 13.9%, a Tier 1 leverage capital ratio of 11.1%, and a CET1 ratio of 13.0% at March  31, 2019, compared to 13.3%, 12.1%, and 12.4%, respectively, at December 31, 2018.

Operating Results

Net interest income increased $6.2 million, to $17.7 million for the three months ended March  31, 2019, from $11.5 million for the three months ended March  31, 2018.  This increase was a result of  an  $8.9 million increase in loans receivable interest income, including additional interest from loans acquired in the Anchor Acquisition,  and a $470,000 increase in interest and dividends on investment securities, and cash and cash equivalents, partially offset by a $2.5 million increase in deposit interest expense due to assumed deposits and continued organic growth in interest-bearing deposits with higher market interest rates paid on new interest-bearing deposits, and a  $664,000 increase in interest expense on borrowings mainly from the use of FHLB advances to support loan growth.

The net interest margin (“NIM”) decreased six basis points to 4.70% for the three months ended March  31, 2019, from 4.76% for the same period in the prior year.  The decrease in NIM for the comparable quarter year over year was driven primarily by higher cost market rate deposits and increased borrowing costs to fund loan growth, partially offset by a positive impact from incremental interest accretion on loans acquired in the Anchor Acquisition of 15 basis points.  The average cost of funds increased 64 basis points to 1.33% for the three months ended March  31, 2019, from 0.69% for the three months ended March  31, 2018.  This increase was predominantly due to growth in CDs, primarily those assumed in the Anchor Acquisition along with overall deposit growth, and an increase in FHLB borrowings.  Management remains focused on matching deposit/liability duration with the duration of loans/assets where appropriate.

For the three months ended March 31, 2019, the provision for loan losses was $750,000, compared to $350,000 for the three months ended March 31, 2018.  During the three months ended March  31, 2019, net charge-offs totaled $1.3 million, compared to net recoveries of $34,000 for the same period last year.  The significant increase in charge-offs compared to the prior year’s net recovery was primarily due to one commercial line of credit charge-off in the amount of $1.2 million.

Noninterest income decreased $469,000, to $4.6 million for the three months ended March  31, 2019, from $5.0 million for the three months ended March  31, 2018.  The decrease during the period primarily reflects a $1.6 million reduction in gain on sale of loans, partially offset by a $1.0 million increase in service charges and fee income primarily due to deposit accounts assumed in the Anchor Acquisition and deposit growth.

Noninterest expense increased $3.8 million, to $14.8 million for the three months ended March  31, 2019, from $11.0 million for the three months ended March  31, 2018.  The increase in noninterest expense was primarily due to the Anchor Acquisition and growth in our operations with increases of  $1.2 million in salaries and benefits, $685,000 in operations, $645,000 in data processing, $464,000 in occupancy expense, $374,000 in acquisition costs, and $207,000 in FDIC insurance premiums. Total salaries and benefits expense also includes a $480,000 decrease in incentives and commissions reflecting lower one-to-four-family loan originations.

FS Bancorp Q1 Earnings
April 25, 2019

Merger related activity in the first quarter was focused on the integration of the Anchor Bank core processing platform scheduled for the second quarter of 2019.  Merger related expenses, as noted above, include integration costs as well as legal expenses associated with consolidating the two companies.  Management anticipates the bulk of the remaining merger related expenses to be recognized in the second quarter of 2019.

About FS Bancorp

FS Bancorp, Inc., a Washington corporation, is the holding company for 1st Security Bank of Washington.  The Bank provides loan and deposit services to customers who are predominantly small- and middle-market businesses and individuals in Western Washington through its 21 bank branches, including nine branches from the Anchor Acquisition,  one administrative office that accepts deposits, and seven loan production offices in various suburban communities in the greater Puget Sound area, and one loan production office in the market area of the Tri-Cities, Washington.  The Bank services home mortgage customers throughout Washington State with an emphasis in the Puget Sound and Tri-Cities home lending markets.

Forward-Looking Statements

When used in this press release and in other documents filed with or furnished to the Securities and Exchange Commission (the “SEC”), in press releases or other public stockholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases “believe,” “will,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” “plans,” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward‑looking statements are not historical facts but instead represent management's current expectations and forecasts regarding future events, many of which are inherently uncertain and outside of our control.  Actual results may differ, possibly materially from those currently expected or projected in these forward-looking statements. Factors that could cause our actual results to differ materially from those described in the forward-looking statements, include but are not limited to, the following: the expected cost savings, synergies and other financial benefits from our recent acquisition of Anchor  might not be realized within the expected time frames or at all; the integration of the combined company, including personnel changes/retention, might not proceed as planned; and the combined company might not perform as well as expected; increased competitive pressures; changes in the interest rate environment; changes in general economic conditions and conditions within the securities markets; our ability to execute our plans to grow our residential construction lending, mortgage banking, and warehouse lending operations, and the geographic expansion of our indirect home improvement lending; secondary market conditions for loans and our ability to originate loans for sale and sell loans in the secondary market; legislative and regulatory changes; and other factors described in the Company’s latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and other filings with the Securities and Exchange Commission which are available on our website at www.fsbwa.com and on the SEC's website at www.sec.gov.  Any of the forward-looking statements that we make in this press release and in the other public statements are based upon management's beliefs and assumptions at the time they are made and may turn out to be wrong because of the inaccurate assumptions we might make, because of the factors illustrated above or because of other factors that we cannot foresee. Therefore, these factors should be considered in evaluating the forward‑looking statements, and undue reliance should not be placed on such statements. We do not undertake and specifically disclaim any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. These risks could cause our actual results for 2019 and beyond to differ materially from those expressed in any forward-looking statements made by, or on behalf of us and could negatively affect our operating and stock performance.

FS Bancorp Q1 Earnings
April 25, 2019

FS BANCORP, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except share amounts) (Unaudited)

				Linked	Year
	March 31,	December 31,	March 31,	Quarter	Over Year
	2019	2018	2018	% Change	% Change
ASSETS
Cash and due from banks	$9,126	$9,408	$3,532	(3)	158
Interest-bearing deposits at other financial institutions	53,948	23,371	22,108	131	144
Total cash and cash equivalents	63,074	32,779	25,640	92	146
Certificates of deposit at other financial institutions	22,073	22,074	17,611	—	25
Securities available-for-sale, at fair value	99,783	97,205	91,371	3	9
Loans held for sale, at fair value	45,591	51,195	51,315	(11)	(11)
Loans receivable, net	1,283,923	1,312,519	805,632	(2)	59
Accrued interest receivable	5,812	5,761	3,693	1	57
Premises and equipment, net	29,318	29,110	15,798	1	86
Operating lease right-of-use	4,849	—	—	100	100
Federal Home Loan Bank (“FHLB”) stock, at cost	8,157	9,887	4,308	(17)	89
Other real estate owned (“OREO”)	167	689	—	(76)	100
Bank owned life insurance (“BOLI”), net	34,700	34,485	13,410	1	159
Servicing rights, held at the lower of cost or fair value	10,611	10,429	7,515	2	41
Goodwill	2,312	2,312	2,312	—	—
Core deposit intangible, net	6,027	6,217	1,240	(3)	386
Other assets	9,719	6,982	3,767	39	158
TOTAL ASSETS	$1,626,116	$1,621,644	$1,043,612	—	56
LIABILITIES
Deposits:
Noninterest-bearing accounts	$245,585	$234,532	$190,301	5	29
Interest-bearing accounts	1,075,965	1,039,687	667,177	3	61
Total deposits	1,321,550	1,274,219	857,478	4	54
Borrowings	86,824	137,149	39,529	(37)	120
Subordinated note:
Principal amount	10,000	10,000	10,000	—	—
Unamortized debt issuance costs	(130)	(135)	(150)	(4)	(13)
Total subordinated note less unamortized debt issuance costs	9,870	9,865	9,850	—	—
Operating lease liability	4,976	—	—	100	100
Deferred tax liability, net	663	361	137	84	384
Other liabilities	16,281	20,012	11,176	(19)	46
Total liabilities	1,440,164	1,441,606	918,170	—	57
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY
Preferred stock, $.01 par value; 5,000,000 shares authorized; none issued or outstanding	—	—	—	—	—
Common stock, $.01 par value; 45,000,000 shares authorized; 4,489,042 shares issued and outstanding at March 31, 2019, 4,492,478 at December 31, 2018, and 3,695,552 at March 31, 2018	45	45	37	—	22
Additional paid-in capital	91,742	91,466	55,823	—	64
Retained earnings	95,383	90,854	72,349	5	32
Accumulated other comprehensive loss, net of tax	(436)	(1,479)	(1,716)	(71)	(75)
Unearned shares – Employee Stock Ownership Plan (“ESOP”)	(782)	(848)	(1,051)	(8)	(26)
Total stockholders’ equity	185,952	180,038	125,442	3	48
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,626,116	$1,621,644	$1,043,612	—	56

FS Bancorp Q1 Earnings
April 25, 2019

FS BANCORP, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF INCOME

(Dollars in thousands, except per share amounts) (Unaudited)

	Three Months Ended		Year
	March 31,		Over Year
	2019	2018	% Change
INTEREST INCOME
Loans receivable, including fees	$21,109	$12,256	72
Interest and dividends on investment securities, cash and cash equivalents, and certificates of deposit at other financial institutions	1,202	732	64
Total interest and dividend income	22,311	12,988	72
INTEREST EXPENSE
Deposits	3,710	1,244	198
Borrowings	744	80	830
Subordinated note	168	167	1
Total interest expense	4,622	1,491	210
NET INTEREST INCOME	17,689	11,497	54
PROVISION FOR LOAN LOSSES	750	350	114
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	16,939	11,147	52
NONINTEREST INCOME
Service charges and fee income	1,658	659	152
Gain on sale of loans	2,397	3,978	(40)
Gain on sale of investment securities	—	113	(100)
Earnings on cash surrender value of BOLI	215	82	162
Other noninterest income	285	192	48
Total noninterest income	4,555	5,024	(9)
NONINTEREST EXPENSE
Salaries and benefits	8,243	7,048	17
Operations	2,044	1,359	50
Occupancy	1,112	648	72
Data processing	1,286	641	101
Gain on sale of OREO	(85)	—	(100)
OREO expenses	4	—	100
Loan costs	673	629	7
Professional and board fees	550	444	24
Federal Deposit Insurance Corporation (“FDIC”) insurance	248	41	505
Marketing and advertising	135	149	(9)
Acquisition costs	374	—	100
Amortization of core deposit intangible	190	77	147
Impairment on mortgage servicing rights	23	—	100
Total noninterest expense	14,797	11,036	34
INCOME BEFORE PROVISION FOR INCOME TAXES	6,697	5,135	30
PROVISION FOR INCOME TAXES	1,505	813	85
NET INCOME	$5,192	$4,322	20
Basic earnings per share	$1.19	$1.22	(2)
Diluted earnings per share	$1.15	$1.15	—

FS Bancorp Q1 Earnings
April 25, 2019

KEY FINANCIAL RATIOS AND DATA (Unaudited)
(Dollars in thousands, except per share amounts)
	At or For the Three Months Ended
	March 31,	December 31,	March 31,
	2019	2018	2018
PERFORMANCE RATIOS:
Return on assets (ratio of net income to average total assets) (1)	1.30%	3.24%	1.72%
Return on equity (ratio of net income to average equity) (1)	11.46	29.80	14.28
Yield on average interest-earning assets	5.93	5.73	5.38
Interest incurred on liabilities as a percentage of average noninterest bearing deposits and interest-bearing liabilities	1.33	1.23	0.69
Interest rate spread information – average during period	4.60	4.50	4.69
Net interest margin (1)	4.70	4.59	4.76
Operating expense to average total assets	3.72	3.83	4.40
Average interest-earning assets to average interest-bearing liabilities	129.86	130.15	139.62
Efficiency ratio (2)	66.52	50.77	66.80

	March 31,	December 31,	March 31,
	2019	2018	2018
ASSET QUALITY RATIOS AND DATA:
Non-performing assets to total assets at end of period (3)	0.19%	0.28%	0.07%
Non-performing loans to total gross loans (4)	0.23	0.31	0.09
Allowance for loan losses to non-performing loans (4)	397.35	297.35	1,547.22
Allowance for loan losses to gross loans receivable, excluding HFS loans	0.91	0.93	1.36

CAPITAL RATIOS, BANK ONLY:
Tier 1 leverage-based capital	11.01%	10.67%	12.58%
Tier 1 risk-based capital	13.81	12.62	14.96
Total risk-based capital	14.73	13.52	16.21
Common equity Tier 1 capital	13.81	12.62	14.96

CAPITAL RATIOS, COMPANY ONLY:
Tier 1 leverage-based capital	11.06%	12.07%	12.20%
Total risk-based capital	13.86	13.32	15.76
Common equity Tier 1 capital	12.98	12.41	14.51

	At or For the Three Months Ended
	March 31,		December 31,		March 31,
	2019		2018		2018
PER COMMON SHARE DATA:
Basic earnings per share	$1.19		$2.93		$1.22
Diluted earnings per share	$1.15		$2.83		$1.15
Weighted average basic shares outstanding	4,380,307		4,000,584		3,556,581
Weighted average diluted shares outstanding	4,518,426		4,139,570		3,751,537
Common shares outstanding at period end	4,377,638	(5)	4,371,294	(6)	3,563,006	(7)
Book value per share using common shares outstanding	$42.48		$41.19		$35.21
Tangible book value per share using common shares outstanding (8)	$40.57		$39.24		$34.21

(1)	Annualized.
(2)	Total noninterest expense as a percentage of net interest income and total other noninterest income.

FS Bancorp Q1 Earnings
April 25, 2019

(3)	Non-performing assets consist of non-performing loans (which include non-accruing loans and accruing loans more than 90 days past due), foreclosed real estate and other repossessed assets.
(4)	Non-performing loans consist of non-accruing loans and accruing loans 90 days or more past due.
(5)	Common shares were calculated using shares outstanding of 4,489,042 at March 31, 2019, less 40,121 unvested restricted stock shares, and 71,283 unallocated ESOP shares.
(6)	Common shares were calculated using shares outstanding of 4,492,478 at December 31, 2018, less 43,421 unvested restricted stock shares, and 77,763 unallocated ESOP shares.
(7)	Common shares were calculated using shares outstanding of 3,695,552 at March 31, 2018, less 35,342 unvested restricted stock shares, and 97,204 unallocated ESOP shares.
(8)	Tangible book value per share using outstanding common shares excludes intangible assets. This ratio represents a non-GAAP financial measure. See also non-GAAP financial measures below.

	For the Three Months Ended March 31,		Year Over Year
Average Balances	2019	2018	$ Change
Assets
Loans receivable, net deferred loan fees (1)	$1,348,418	$844,794	$503,624
Securities available-for-sale, at fair value	99,650	90,532	9,118
Interest-bearing deposits and certificates of deposit at other financial institutions	68,169	40,734	27,435
FHLB stock, at cost	8,930	3,404	5,526
Total interest-earning assets	1,525,167	979,464	545,703
Noninterest-earning assets (2)	89,694	37,254	52,440
Total assets	$1,614,861	$1,016,718	$598,143
Liabilities and stockholders’ equity
Interest-bearing accounts	$1,054,149	$670,058	$384,091
Borrowings	110,445	21,604	88,841
Subordinated note	9,867	9,847	20
Total interest-bearing liabilities	1,174,461	701,509	472,952
Noninterest-bearing accounts	239,598	180,507	59,091
Other noninterest-bearing liabilities	17,082	11,921	5,161
Stockholders’ equity	183,720	122,781	60,939
Total liabilities and stockholders’ equity	$1,614,861	$1,016,718	$598,143

(1) Includes loans held for sale.

(2) Includes fixed assets, operating lease right-of-use asset, BOLI, goodwill, and CDI.

Non-GAAP Financial Measures:

In addition to results presented in accordance with generally accepted accounting principles utilized in the United States (“GAAP”), this earnings release contains certain non-GAAP financial measures: net income and diluted earnings per share, excluding net accretion/amortization on loans, CDs, and borrowings, acquisition costs,  and acquisition-related CDI amortization, net of tax;  and tangible book value per share. Management believes these non-GAAP financial measures provide useful and comparative information to assess trends reflected in the current quarter’s results and facilitate the comparison of our performance with the performance of our peers. The after-tax impact of acquisition-related costs to net income which we have recorded in connection with the Anchor Acquisition provides meaningful supplemental information that management believes is useful to readers.  Where applicable, the Company has also presented comparable earnings information using GAAP financial measures.

FS Bancorp Q1 Earnings
April 25, 2019

Tangible common stockholders’ equity is calculated by excluding intangible assets from stockholders’ equity.  For this financial measure, the Company’s intangible assets are goodwill and core deposit intangible. Tangible book value per share is calculated by dividing tangible common shareholders’ equity by the number of common shares outstanding. The Company believes that this measure is consistent with the capital treatment by the investment community, which excludes intangible assets from the calculation of risk-based capital ratios and presents this measure to facilitate comparison of the quality and composition of the Company's capital over time and in comparison to its competitors.

These non-GAAP measures have inherent limitations, are not required to be uniformly applied and are not audited. They should not be considered in isolation or as a substitute for total stockholders' equity or operating results determined in accordance with GAAP. These non-GAAP measures may not be comparable to similarly titled measures reported by other companies.

Reconciliation of net income, excluding net accretion/amortization on loans, CDs and borrowings, acquisition costs and acquisition-related CDI amortization, net of tax is presented below.

Three Months Ended
(in thousands)	March 31, 2019
Consolidated results:
Net interest income after provision for loan losses (GAAP)	$16,939
Net accretion/amortization on loans, CDs and borrowings	(321)
Net interest income after provision for loan losses, excluding net accretion/amortization on loans, CDs and borrowings (non-GAAP)	16,618
Noninterest income	4,555
Noninterest expense	14,797
Acquisition costs	(374)
CDI amortization	(131)
Noninterest expense, excluding acquisition costs and acquisition-related CDI amortization (non-GAAP)	14,292

Income before provision for income taxes, excluding net accretion/amortization on loans, CDs and borrowings, acquisition costs and acquisition-related CDI amortization (non-GAAP)	6,881
Provision for income taxes, excluding net accretion/amortization on loans, CDs and borrowings, acquisition costs and acquisition-related CDI amortization, net of related taxes (non-GAAP)	1,544
NET INCOME, excluding net accretion/amortization on loans, CDs and borrowings, acquisition costs and acquisition-related CDI amortization, net of tax (non-GAAP)	$5,337

Diluted earnings per share (GAAP)	$1.15
Diluted earnings per share, excluding net accretion/amortization, acquisition costs and acquisition-related CDI amortization, net of tax (non-GAAP)	1.18

FS Bancorp Q1 Earnings
April 25, 2019

Reconciliation of the GAAP book value per share and non-GAAP tangible book value per share is presented below.

	March 31,	December 31,	March 31,
	2019	2018	2018
	(Dollars in thousands)
Stockholders' equity	$185,952	$180,038	$125,442
Goodwill and core deposit intangible, net	(8,339)	(8,529)	(3,552)
Tangible common stockholders' equity	$177,613	$171,509	$121,890

Common shares outstanding at end of period	4,377,638	4,371,294	3,563,006

Common stockholders' equity (book value) per share (GAAP)	$42.48	$41.19	$35.21
Tangible common stockholders' equity (tangible book value) per share (non-GAAP)	$40.57	$39.24	$34.21

Contacts:
Joseph C. Adams,
Chief Executive Officer
Matthew D. Mullet,
Chief Financial Officer and Chief Operating Officer
(425) 771-5299
www.FSBWA.com